UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section l4(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

HWI GLOBAL, INC.

(Name of Registrant as Specified In Charter)

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INFORMATION STATEMENT

Pursuant to Section 14 of the Securities Exchange Act of 1934,
as amended, and Regulation 14C and Schedule 14C Thereunder

We are not asking you for a Proxy and you are requested not to send us a Proxy

INTRODUCTION

This notice and information statement (the “Information Statement”) was mailed on or about May 2, 2012 to our stockholders of record as of April 17, 2012 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock executed a written consent dated April 17, 2012 (the “Consent”) providing for the ratification of the action of the board of directors of the Company consenting to the Company making a general assignment for the benefit of creditors, naming Insolvency Services Group, Inc. as assignee.

This notice and the information statement attached hereto shall be considered the notice required under Article II, Section 7 of the Company’s By-Laws.

A majority of our Board of Directors has approved the making of a general assignment for the benefit of creditors, naming Insolvency Services Group, Inc. as assignee, at a duly called and noticed meeting as of April 17, 2012.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us. As of April 17, 2012, we had 95,332,090 shares of Common Stock issued and outstanding. Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully. It describes, among other things, certain information concerning the general assignment for the benefit of creditors.

Our principal executive office is located at 3840 South Water Street, Pittsburgh, Pennsylvania 15203.

Important Notice Regarding the Availability of Information Statement for Corporate
Action by Written Consent to be Taken no Earlier
Than on May 22, 2012

The Information Statement is available at
www.hwicleanrooms.com/blog

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority-in-interest of the voting power of the stockholders of HWI Global, Inc., a Nevada Corporation (the “Company” “we” “us” or “our”), has approved, without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes, the ratification of the action of the board of directors of the Company consenting to the Company making a general assignment for the benefit of creditors, naming Insolvency Services Group, Inc. as assignee.

This notice and the information statement attached hereto shall be considered the notice required under Article II, Section 7 of the Company’s By-Laws.

A majority of our Board of Directors has approved the making of a general assignment for the benefit of creditors, naming Insolvency Services Group, Inc. as assignee, at a duly called and noticed meeting as of April 17, 2012.

The solicitation relating to the consent of the holders of more than a majority-in-interest of the voting power of the stockholders was made by us and the expenses of such solicitation were borne by us.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

/s/ Deric Haddad
Deric Haddad
President and CEO

May 2, 2012

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of the stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We expect to mail this information statement to our stockholders on or about May 2, 2012.

What action was taken by written consent?

On April 17, 2012, we received the consent of the holders of more than a majority-in-interest of the voting power of our stockholders for the The ratification of the action of the board of directors of the Company consenting to the Company making a general assignment for the benefit of creditors, naming Insolvency Services Group, Inc. as assignee, at a duly called and noticed meeting as of April 17, 2012. This action will become effective approximately (but not less than) 20 days after this information statement is mailed to stockholders.

To this effect, the Company will be transferring its assets to an assignee whose legal duty is to liquidate these assets and distribute any proceeds to creditors. The Company's liabilities exceed the value of its assets and there will not be any residual value for stockholders.

How many shares of voting stock were outstanding on April 17, 2012?

The record date for the Consent was April 17, 2012. On April 17, 2012, there were 95,332,090 shares of Common Stock outstanding.

What vote was obtained to approve the ratification of the general assignment for the benefit of creditors described in this information statement?

We obtained the approval of the holders of the 53,550,581 shares of the Common Stock, representing 56.1% of the issued and outstanding shares of the Company’s Common Stock.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement.

APPROVAL OF GENERAL ASSIGNMENT
FOR THE BENEFIT OF CREDITORS

Our Board of Directors and the holders of a majority-in-interest of the voting power of our stockholders have approved and ratified, respectively, the Company making a general assignment for the benefit of creditors, naming Insolvency Services Group, Inc. as assignee.

Reasons for the Approval of a General Assignment for the Benefit of Creditors

The Board of Directors determined that it was in the best interest of the Company and its stockholders to make a general assignment for the benefit of its creditors. The Company will be pursuing an out-of-court liquidation conducted by a common law Assignment for the Benefit of Creditors (“ABC”) which it believes will permit the most efficient liquidation and provide the best structure to attempt to realize value. Under California law, which will apply to the Company’s ABC, general assignments are created by agreement and not by the initiation of a court proceeding. In essence, general assignments establish a trust pursuant to which the debtor as assignor, assigns all of its assets to an assignee as the trustee for the benefit of the assignor's general unsecured creditors. The assignee then liquidates the assignor's property and makes distribution to creditors in accordance with certain priorities recognized under California and applicable non bankruptcy federal law. General assignments are analogous to cases filed under Chapter 7 of the Bankruptcy Code. To this effect, the Company will be transferring its assets to an assignee whose legal duty is to liquidate these assets and distribute any proceeds to creditors.

The Company's liabilities exceed the value of its assets and there will not be any residual value for stockholders.

The Company has several potentially valuable assets that are proposed to be assigned in accordance with the general assignment for the benefit of creditors, including contracts, inventory (consisting of materials and goods associated with the construction and fit-up of clean rooms – i.e., wall material, ceiling material, flooring material, HEPA filters, light modules, doors, windows, and other miscellaneous components and hardware) and intellectual property (consisting of trademarks, registrations, and pending patents). The inventory assets are currently located at 110 5th St, West Elizabeth, PA 15088.

The assignee, Insolvency Services Group, Inc., will aggressively pursue opportunities to realize value from these assets. Insolvency Services Group, Inc. specializes in working with companies that are in financial difficulty and has significant experience in liquidating businesses. The Assignee's remuneration and fee shall be equal to Forty Five Thousand Dollars, ($45,000.00), plus ten percent (10%) of the gross proceeds from: (a) any avoidance power claim whether or not litigation is commenced (including without limitation, preferences pursuant to Cal. Code Civ. Proc. §1800 and fraudulent conveyances pursuant to Cal. Civ. Proc. §3439 et. seq.); and (b) any contract (including collection actions) or other claim for which litigation or arbitration is commenced. For the purpose of determining the Assignee’s remuneration and fees, “gross proceeds” are defined as all proceeds realized from, collections, recovery on litigated claims, operations, or any other sources, pertaining to the assets and property of Assignor covered by this Assignment, whether or not such proceeds are received or handled by Assignee. Assignee may also pay from the proceeds resulting from the sale, disposition or other liquidation of Assignor's assets, reasonable remuneration to its agents and its attorneys; and may pay a reasonable fee to Assignor's attorneys for services related to the Assignment. Assignee may also pay from the proceeds resulting from the sale, disposition or other liquidation of Assignor's assets, the costs and expenses incurred by any creditor who may have levied an attachment or other lien on any assets of the Assignor.

The Company plans on closing operations as soon as practicable after the assignment, reducing its workforce from 13 employees to none.

Additional Information on the General Assignment for the Benefit of Creditors

The following is a summary of the material terms of the general assignment for the benefit of creditors:

On or about May 22, 2012, the Assignee will acquire substantially all of the tangible and intangible assets owned by the Company and its subsidiaries, or contemplated to be used, in the operation of the business. The Assignee in conjunction with GlassRatner Advisory & Capital Group, LLC has been working to market the assets of HWI Global, Inc. to potential buyers or other funding sources. During the process all strategic alternatives were explored to maximize the value of the assets. On April 4, 2012 a Non-Binding Term Sheet was received from Rami Fawaz, on behalf of an LLC in formation (“Buyer”). The Company, being insolvent and indebted to numerous creditors, believes at this time the greatest opportunity for recovery for the creditors is the sale of the assets by the Assignee to Buyer. After receipt of April 4, 2012 Term Sheet, an overbid process has been underway to maximize the value of the assets. On April 17, 2012, the Board of Directors of HWI Global, Inc. by board resolution approved the Assignment for Benefit of Creditors by majority vote. As of April 20, 2012 no over-bid has been received. On May 22, 2012 the Company will assign substantially all of the tangible and intangible assets owned by the Company and its subsidiaries to Assignee. On or about May 22, 2012, Assignee will then assign the designated assets to Buyer, pursuant to the terms of an Asset Purchase Agreement. The anticipated proceeds of the sale, $750,000, will be managed by the Assignee for disposition pursuant to the laws of the State of California. All other details of the terms will be stipulated in the Asset Purchase Agreement between the Assignee and the Buyer.

The contact information for the assignee is Insolvency Services Group, Inc., Att: Joel Weinberg, 9107 Wilshire Blvd., Suite 800, Beverly Hills, CA 90210, (ph) 310-385-0006. There are no other parties, other than the Company, to the proposed agreement relating to the general assignment for the benefit of creditors.

There are no federal or state regulatory approvals required in connection with the general assignment for the benefit of creditors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of Arpil 17, 2012 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding HWI Global, Inc. Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 402(a)(3) of Regulation S-B under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Office	Title of Class	Amount and Nature of Beneficial Ownership	Footnote	Percentage of Class
Deric Haddad 3840 South Water St. Pittsburgh, Pa. 15203	Chief Executive Officer Chairman, President, Board Member	Common Stock	53,550,581	(3)	56.2%
Dick Smith 3840 South Water St. Pittsburgh, Pa. 15203	Chief Financial Officer	Common Stock	105,000
Heather Haddad 3840 South Water St. Pittsburgh, Pa. 15203	Vice President, Director Board Member	Common Stock	53,550,581	(3)	56.2%
Christopher Jacobs 3840 South Water St. Pittsburgh, Pa. 15203	Vice President Director Board Member	Common Stock	2,994,467		3.1%
James Wylie 3840 South Water St. Pittsburgh, Pa. 15203	Vice President, Director Board Member	Common Stock	2,994,467		3.1%
Peter Habib 3840 South Water St. Pittsburgh, Pa. 15203	Director Board Member	Common Stock	2,390,101		2.5%
All Officers & Directors As a Group		Common Stock	62,034,616		65.1%

*	Less than 1%
(1)	“Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.
(2)	For each shareholder, the calculation of percentage of beneficial ownership is based upon 95,332,090 shares of Common Stock outstanding as of April 17, 2012, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.
(3)	53,550,581 shares are jointly owned by Deric Haddad, CEO and his spouse Heather Haddad, Vice President and Director.

DISSENTERS' RIGHTS OF APPRAISAL

The Nevada Revised Statutes does not provide for dissenters' rights in connection with any of the actions described in this information statement, and we will not provide stockholders with any such right independently.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

One information statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the information statement at a shared address to which a single copy of the information statement was delivered. Requests for additional copies of the information statement, and requests that in the future separate information statements be sent to stockholders who share an address, should be directed to the Company at 3840 South Water Street, Pittsburgh, Pennsylvania 15203, or at telephone number 412-884-3028. In addition, stockholders who share a single address but receive multiple copies of the information statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ADDITIONAL INFORMATION AVAILABLE

The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act the Company files periodic reports, documents and other information with the Securities and Exchange Commission relating to its business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Deric Haddad
Deric Haddad
President and CEO

May 2, 2012